                                                                    Exhibit 23.4

                                                                 January 8, 2002

                CONSENT OF LEGG MASON WOOD WALKER, INCORPORATED

     We hereby consent to the use of our name and to the description of our opinion letter, dated November 19, 2001 under the caption "Opinion of Conestoga's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the joint proxy statement/prospectus. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   LEGG MASON WOOD WALKER, INCORPORATED


                                   By: /s/ Francis X. Gallagher, Jr.
                                       ----------------------------------
                                       Managing Director